United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Virginia Street

Suite 200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics.

On June 30, 2011, the Union First Market Bankshares Corporation (the “Company”) Board of Directors approved certain amendments to the Company’s Code of Ethics, effective July 1, 2011.

The following changes were made to the Code of Ethics: (i) Applicability: The term “Senior Financial Officer” has been amended to include additional persons who have financial responsibilities and include the Company’s Chief Executive Officer, Chief Financial Officer, Director of Financial Reporting, Director of General Accounting, Controller, Assistant Controller, the Chief Audit Executive and Treasurer; and (ii) Principles and Practices: Regarding compliance with the Company’s Code of Business Conduct and Ethics, the sentence was amended to include the Company’s directors as well as its Senior Financial Officers.

A copy of the amended Code of Ethics of Union First Market Bankshares Corporation, effective as of July 1, 2011, is attached as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Union First Market Bankshares Corporation amended Code of Ethics, effective July 1, 2011

The amended Code is located on the Company’s website at http://investors.bankatunion.com under the Governance Documents – Code of Ethics for Senior Financial Officers and Directors caption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

Date: July 1, 2011	By:	/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer